EXHIBIT 10.21

BF—2005—0116	Contract No: Y1056372

Beijing Commodity Real Property Pre-sale Contract

(for non-residential real property intended for commercial/office use)

Seller: Beijing Fangheng Land Co., Ltd.

Buyer: AutoNavi Software Co., Ltd.

No. of Pre-sale Permit: Jing Fang Shou Zheng Zi (2010) No. 179

Name of Project: Focus Square

Location: Room 1615, 13/F, Building Complex A3, Section A, Plot # 6-10, Zone B, Wangjing New City, Chaoyang District

Beijing Municipal Commission of Housing and Urban-Rural Development

Beijing Municipal Administration for Industry and Commerce

Printed on: September 7, 2010

Special Notes:

The commodity real property you intend to purchase is planned for office use for a tenure of fifty (50) years, the land covered by which is for comprehensive use (type of land). The seller shall construct and put on sale the real property in compliance with the conditions under the Construction Project Planning Permit issued by the competent authorities of planning administration, without making unauthorized alterations. In the course of using the real property, the buyer shall not change its intended use, main architectural structure or load-bearing structure without authorization.

Should the seller sell the real property intended for office use as a residential estate without the approval of the planning authorities, the buyer would exposure to risks in terms of property ownership, municipal infrastructure, taxation and public security etc. Please DO NOT purchase any of such real property.

Notes

1.	This Beijing Commodity Real Property Pre-sale Contract is a model contract, jointly formulated by the Beijing Municipal Commission of Housing and Urban-Rural Construction and the Beijing Municipal Administration for Industry and Commerce, and could be used as a standard form pre-sale contract with respect to non-residential estate for commercial/office use.

2.	The seller shall, prior to the signing of this Contract, present to the buyer the Commodity Real Property Pre-sale Permit and other relevant certificates/supporting documents.

3.	This contract shall be executed by the parties concerned based on the principles of voluntariness, equity and good faith. Neither party may impose his own will on the other party. The parties concerned may amend, supplement and delete the clauses herein contained. Upon the effectiveness of this Contract, the printed contents that are not amended shall be deemed as the agreed covenants between the parties concerned.

4.	Prior to the signing of this Contract, the buyer shall carefully read the provisions herein contained, and shall pay particular attention to sections that are optional or subject to supplement, completion or amendment.

5.	In conformity to the principle of voluntariness, blank lines are left at the end of relevant clauses herein for discretionary or supplementary agreement between the parties. With respect to matters that are not covered hereunder or are not specified in detail, the seller and the buyer may, in the light of the specific situations of the project on sale, either enter into a fair and reasonable supplementary agreement, or fill in blank lines with additional provisions supplementary to the relevant clauses.

6.	Contents within the brackets that are optional, those to be filled in the blank lines and those subject to deletion or addition shall be decided by the parties upon consultation. Contents within the brackets that are optional shall be marked with “✓”. Where the agreed circumstances are in disparity with reality or the parties agree not to make provisions hereunder, it shall be marked with “x” in blank lines, which means that such contents are deleted.

7.	In the case of any dispute arising out of the performance hereof, either party may file a lawsuit in the People’s Court where the commodity estate is situated or refer it to an arbitration commission for arbitration. In the case of arbitration, the dispute may be referred to the Beijing Arbitration Commission, the China International Economic and Trade Arbitration Commission or an arbitration commission outside Beijing.

8.	The parties concerned may decide the number of the originals of this Contract based on the actual situations. Before the contract is executed, both parties shall carefully read and ensure that every copy of this contract is the same as each other. In any case, the buyer shall keep at least one original of this Contract.

Beijing Commodity Real Property Pre-sale Contract

Seller: Beijing Fangheng Land Co.,Ltd.

Correspondence Address: No. 18, Dasheng Road, Miyun Industrial Development Zone, Beijing

Postal Code: 101500

Registration No. of Business License: 110000001708054(2-1)

No. of Enterprise Qualification Certificate: Jian Kai Qi [2007] No. 586

Legal Representative: Yang Wenhua	Phone Number:

Authorized Agent: Wu Li	Phone Number:

Authorized Sales Agency: Beijing Qunlida Real Estate Brokerage C., Ltd.

Correspondence Address: 3032, Zifeng Tower, No. 1, Dayabao Valley, Dongcheng District

Postal Code: 100730

Registration No. of Business License: 110101008843197

No. of Enterprise Qualification Certificate of the Authorized Sales Agency: Jing Jing JI (2005) No. 3538

Name of Sales Agent: An Na

No. of Qualification Certificate of the Commodity Estate Sales Agent: Jing Jian Xiao 18230

Buyer: AutoNavi Software Co., Ltd.

Legal Representative: Hou Jun	Nationality:

No. of Business License: 11000003277298

Date of Birth: Y/M/D	Gender:

Correspondence Address: 18/F, South Tower, Daheng Science and Technology Building, No. 3, Suzhou Street, Haidian District, Beijing

Postal Code: 100080	Phone Number:

Agent: Authorized Agent: Gao Jie	Nationality: Chinese

ID Card:

Date of Birth:	Gender:

Correspondence Address: 18/F, South Tower, Daheng Science and Technology Building, No. 3, Suzhou Street, Haidian District, Beijing

Postal Code: 100080	Phone Number:

In accordance with the Contract Law of the People’s Republic of China, the Law of the People’s Republic of China on Administration of Urban Real Estate, the Administrative Measures of Beijing Municipality on Urban Real Estate Transfer and other relevant laws and regulations, the Seller and the Buyer hereto reach the following agreement with respect to the pre-sale of commodity real property based on the principles of equality, voluntariness, fairness and consensus.

Article I Basis for Project Construction

The Seller has acquired the state-owned land use rights over the plot located in the Chaoyang District by means of transfer. The number of the Certificate for Use of State-owned Land in respect of such plot is: Jing Chao Guo Yong (2004 Chu) No. 0674. The plot covers an area of 6,504.9m2, intended for comprehensive use, land use rights pertaining to which shall be effective from August 29, 2004 to August 28, 2054. The transfer contract of state-owned land use rights concerning such plot is numbered Contract No.: Jing Di Chu [He] (2004) No. 782, under which the land where the commodity real property to be purchased by the Buyer (hereinafter referred as the “Commodity Real Property”) is located is planned for comprehensive purposes for a period from August 29, 2004 to August 28, 2054.

Upon approval, the interim name of the Commodity Real Property to be built by the Seller on the above mentioned plot is Focus Square. The Construction Planning Permits are numbered: 2006 Gui Jian Zi No. 0238, 2008 Gui Fu Han Zi No. 0013 and 2010 Gui Fu Han Zi No. 0110. The number of the Construction Work Permit is [2006] Shi (Chao) Jian Zi No. 0120. The construction commencement and completion dates provided in the Construction Contract are June 30, 2006 and October 5, 2010, respectively.

Article II Legal Basis for Pre-sale

The Commodity Real Property has been approved by the Beijing Municipal Commission of Housing and Urban-Rural Development for pre-sale, with a Pre-Sale Permit numbered Jing Fang Shou Zheng Zi (2010) No. 179.

Article III General Information

The Commodity Real Property is located at Room 1615, 13/F, Building Complex A3, Section A, Plot #6-#10, Zone B, Wangjing New City, Chaoyang District.

The main architectural structure of the building comprising the Commodity Real Property is reinforced concrete structure. The building has 39 floors, including 36 aboveground and 3 underground.

The Commodity Real Property shall be Room 1615 located on the 13th floor of A3 Complex Building in the project described in Article above, with the room number (for temporary use only) subject to the final approval of the authorities of public security administration. The layout of this Commodity Real Property and its location plan in the entire building shall be attached hereto as Appendix I.

This Commodity Real Property is used for office purposes, of a floor height of 3.7 meters, and in the case of a pitched floor, a net height of x meters minimally and x meters maximally. The direction of this Commodity Real Property is towards southwest. There are 0 balconies, of which 0 is closed and 0 is open.

The surveying and mapping institute appointed by the Seller is Beijing Jinfang Xingye Surveying and Mapping Co., Ltd. which estimated a gross floor area of 120.64m2, including an internal floor area of 75.53m2 and shared common areas and public rooms of 45.11 m2. Descriptions of common areas and rooms included as a portion of the said floor area are included in Appendix 2 hereto.

At the time when this Contract is executed, the construction progress of the building comprising this Commodity Real Property is x.

The term “floor height” mentioned above refers to the vertical distance between any two floors or the vertical floor-to-ground distance. The term “net floor height” refers to the vertical distance from a floor or the ground to the bottom of the upper floor or the ceiling.

Article IV Mortgage Information

In terms of mortgage(s) concerning the Commodity Real Property, the descriptions in paragraph (1) below shall apply.

1.	No mortgage has been created over the land use rights and project(s) under construction pertaining to the Commodity Real Property.

2.	A mortgage has been created over the land use rights pertaining to the Commodity Real Property, with x as the mortgagee, and registered with x (the authority of mortgage registration) on x (registration date).

3.	A mortgage has been created over the project(s) under construction pertaining to the Commodity Real Property, with x as the mortgagee, and registered with x (the authority of mortgage registration) on x (registration date).

x

Please see Appendix 3 for the certificate(s) indicating the mortgagee’s consent to the pre-sale of the Commodity Real Property and the relevant mortgage provisions.

Article V Pricing Method and Purchase Price

If the Commodity Real Property is not the entire building or a garage (parking lot), the Seller and the Buyer agree to calculate its price as indicated in the first paragraph below.

If the Commodity Real Property constitutes the [entire building]/[garage]/[parking lot], the Seller and the Buyer agree to calculate the price of the Commodity Real Property as indicated in the first paragraph below.

1.

The price of the Commodity Real Property will be calculated based on the internal floor area at a unit price of RMB 45,118.44 /m2, for a total price of RMB three million four hundred and seven thousand seven hundred and ninety-six (in words).

2.	The price of the Commodity Real Property will be calculated based on the gross floor area at a unit price of RMB x /m2, for a total price of RMB x (in words).

3.	The price of the Commodity Real Property will be calculated by unit, whose total price is RMB x (in words).

4.	The price of the Commodity Real Property will be calculated based on , for a total price of RMB x (in words).

Please see detailed provisions in Appendix IV.

The term “floor area” mentioned in this clause means the total horizontal area of all floors within and above the plinth of exterior walls (columns) of the building, including balcony(ies), corridor(s), basement(s) and outdoor stairs etc., and the building must be a permanent construction with a roof and a minimal height of 2.20m.

The term “internal floor area” mentioned in this clause means the sum of usable area, floor area of interior walls and the floor area of balcony(ies) within the Commodity Real Property (unit).

Article VI Method and Terms of Payment

The Buyer will pay the purchase price as required in paragraph 4 below:

1. The purchase price shall be paid in a lump sum;

2. The purchase price shall be paid in installments;

3. The purchase price shall be paid by loans. The Buyer may pay a down payment equal to      % of the total purchase price, and the outstanding amount may be paid through a loan provided by              Bank or x.

4. The purchase price shall be paid by other means.

Please see Appendix 5 for detailed provisions on the method and terms of          payment.

Article VII The Seller undertakes that the ownership of the Commodity Real Property is not disputed. In the event that the ownership registration is frustrated or debt disputes arise in relation to the Commodity Real Property due to reasons attributable to the Seller, the Seller shall assume relevant liabilities accordingly.

x.

Article VIII Provisions on Planning Changes

The Seller shall construct the Commodity Real Property in compliance with the conditions under the Construction Project Planning Permit issued by the competent authorities of planning administration, without making unauthorized alterations.

In the event that the Seller needs to modify the conditions under the Construction Planning Permit, the Seller shall obtain a written consent of the Buyer and the approval of the competent authorities of planning administration. Where the Buyer’s rights and interests are damaged due to such modification, the Seller shall provide appropriate compensation to the Buyer.

Article IX Provisions on Design Changes

(I).	Subject to the approval of the design review agency appointed by the competent authorities of planning administration, if any of the following changes to the design drawings has an impact on the quality or function of the Commodity Real Property to be bought by the Buyer, the Seller shall notify the Buyer in writing within ten (10) days after the approval of such changes granted by the design review agency:

(1)	the structure, layout, space dimension, direction of the Commodity Real Property;

(2)	Method of heat supply;

(3)	x;

(4)	x;

(5)	x.

If the Seller fails to notify the Buyer within the period prescribed above, the Buyer shall have the right to cancel its purchase of the Commodity Real Property from the Seller.

(II).	The Buyer shall reply to the Seller in writing within fifteen (15) days following the service of the said notice indicating whether it will return the Commodity Real Property. If the Buyer fails to give a written reply within the abovementioned period, it shall be deemed to have accepted the relevant changes.

(III).	If the Buyer elects to return the Commodity Real Property, the Seller shall, within sixty (60) days after the service of the cancellation notice, refund to the Buyer the purchase price already paid, together with interest accrued thereon at the term deposit rate announced by the People’s Bank of China for the same period. If the Buyer elects not to return the Commodity Real Property, the Buyer shall otherwise sign a supplementary agreement with the Seller.

If the Buyer does not elect to return the Commodity Real Property and fails to enter into a supplementary agreement with the Seller within thirty (30) days following the service of the notice on design changes, it shall be deemed to have accepted such changes.

Article X Liabilities for Overdue Payment

If the Buyer fails to pay the purchase price as scheduled, the provisions set out in paragraph 1 below shall apply:

1.	The following provisions will apply, respectively, depending on how long the payment is overdue (Sub-items (1) and (2) are not cumulative)

(1)	If the payment is overdue for less than sixty (60) days, the Buyer shall pay the Seller a default penalty, at a daily rate of 0.02% from the day immediately next to the expiry date of the agreed payment period to the date of actual payment of the overdue price, to the Seller on the same day as the actual payment is made. In this case, this Contract continues and remains in effect.

(2)	If the payment is overdue for more than sixty (60) days (the number of days mentioned here shall be the same as that agreed in paragraph (1) above), the Seller shall be entitled to terminate this Contract, in which case, the Buyer shall, within thirty (30) days following the service of the termination notice, pay to the Seller a default penalty equal to 3% of the cumulative overdue amount, and the Seller shall refund to the Buyer in full the purchase price already paid. If the Buyer is willing to continue to perform this Contract, this Contract may continue to be performed with the consent of the Seller, in which circumstance, the Buyer shall pay a default penalty, at a rate of 0.03% (this ratio shall not be less than that specified in the preceding paragraph) from the day immediately next to the expiry date of the agreed payment period to the date of actual payment of the overdue price, to the Seller on the same day as the payment of the overdue price is made.

The overdue price mentioned in this clause shall refer to the balance between the price payable as agreed in Article 6 and the amount already paid; in the case that the price is paid in installments, the balance shall be the difference between the installment payable and the amount already paid for such installment.

2.	x.

Article XI Delivery Conditions

(I).	The Seller shall deliver this Commodity Real Property to the Buyer prior to January 7, 2011.

(II).	This Commodity Real Property shall be in compliance with the conditions as stated in the Items 1, 2, x, x, x, x, x below; in case the Commodity Real Property is intended for residential purposes, the Seller shall also provide the Quality Warranty of Residential Property and the Instructions on Use of Residential Property.

1.	Approval documents on planning acceptance and the registration form on completion acceptance of construction project concerning the Commodity Real Property have been obtained;

2.	A surveying and mapping institution with competent qualifications has issued a technical report on the actual surveyed area of the Commodity Real Property;

3.	The Seller has obtained the property ownership certificate of the building comprising the Commodity Real Property;

4.	Municipal infrastructure conditions promised by the Seller as stipulated in Article 12 herein have been satisfied;

5.	Where the Commodity Real Property is for residential purposes, the Seller shall provide a Form on Quality Acceptance of Residential Units.

6.	x.

7.	x.

Article XII Warranties on Municipal Infrastructure and Other Facilities

The Seller warrants that municipal infrastructure and other facilities directly related to the normal use of the Commodity Real Property will satisfy the following requirements upon the agreed date:

1.	Municipal Infrastructure

(1)	Water supply and drainage: to meet conditions of use by October 18, 2010;

(2)	Electric power supply: to meet conditions of use by October 18, 2010;

(3)	Heating supply: to meet conditions of use by November 15, 2010;

(4)	Gas: to meet x by x;

(5)	Air-conditioning: to meet conditions of use by May 1, 2011.

(6)	Elevators: to meet conditions of use by October 18, 2010.

Should the conditions fail to be satisfied within the specified period, the Parties agree that the provisions below shall apply:

(1)	The Seller shall take appropriate measures to ensure conditions of use be satisfied within thirty (30) days upon the expiry of the agreed period;

(2)	x.

2.	Other Facilities

(1)	Public greening area: a portion thereof meeting conditions of use by October 18, 2010;

(2)	Public roads: a portion thereof meeting conditions of use by October 18, 2010;

(3)	Public parking lot: a portion thereof meeting conditions of use by October 18, 2010;

(4)	Kindergarten: x by x;

(5)	School: x by x;

(6)	Club: x by x;

(7)	Shopping center: x by x;

(8)	Sports facilities: x by x;

(9)	x;

(10)	x.

Should the conditions fail to be satisfied within the specified period, the Parties agree that the provisions below shall apply:

(1)	The Seller shall take appropriate measures to ensure conditions of use be satisfied within thirty (30) days upon the expiry of the agreed period;

(2)	x.

Article XIII Liabilities for Overdue Delivery of Commodity Real Property

Except in any force majeure event, in the case that the Seller fails to deliver the Commodity Real Property to the Buyer in accordance with the timeframe and conditions stipulated in Article 11, the provisions in paragraph 1 below shall apply:

1.	The following provisions will apply, respectively, depending on how long the payment is overdue (Sub-item (1) and Sub-item (2) are not cumulative).

(1)	If delivery is overdue for less than sixty (60) days (the number of days filled in here shall not be less than the term stipulated in sub-item (1) of Article 10), the Seller shall pay the Buyer a default penalty at a daily rate of .02% (this ratio shall not be less than that stipulated in sub-item (1) of Article 10 ) of the purchase price already paid by the Buyer from the day immediately next to the expiry date of the delivery period agreed in Article 11 to the date of actual delivery of the Commodity Real Property. And the Seller shall pay the aforesaid default penalty to the Buyer within thirty (30) days upon the actual delivery of the Commodity Real Property. In this case, this Contract continues and remains in effect.

(2)	If delivery is overdue for more than sixty (60) days (the number of days in shall be the same as the number indicated in Sub-item (1) above), the Buyer shall be entitled to cancel its purchase of the Commodity Real Property. In the case that the Buyer elects to return the Commodity Real Property, the Seller shall, within thirty (30) days upon the service of the cancellation notice, refund to the Buyer all prices that the Buyer has paid, and shall also pay the Buyer a default penalty equal to 3 % of the total amount paid by the Buyer. If the Buyer elects to continue the performance hereof, this Contract shall be performed accordingly, in which case, the Seller shall pay a default penalty, at a daily rate of 0.03% (this ratio shall not be less than that specified in sub-item (1) above) of the prices that the Buyer has paid from the day immediately next to the expiry date of the delivery period agreed in Article 11 to the date of actual delivery of the Commodity Real Property, to the Buyer within thirty (30) days upon the date of actual delivery of the Commodity Real Property.

2.	x.

Article XIV Arrangements in Case of Area Difference

The Seller shall, at the time of delivery, produce to the Buyer the technical report on the actual measured area of the Commodity Real Property issued by such surveying and mapping institution with competent qualifications as appointed by the Seller, and shall provide the Buyer with data on the actual measured area of the Commodity Real Property (hereinafter referred to as the “Actual Area”). In the case that there is a difference between the Actual Area and the estimated area referred to in Article 3, both Parties agree that the provisions of paragraph 1 below will apply:

1.	Where pricing is based on internal floor area as agreed in Article 5, the Parties agree that the following principles shall apply in determining the purchase price:

(1)	If, in terms of internal floor area, the absolute error is below 3% (inclusive), the price of the Commodity Real Property shall be settled based on the Actual Area;

(2)	If, in terms of internal floor area, the absolute error is above 3%, the Buyer shall have the rights to return the Commodity Real Property.

If the Buyer elects to return the Commodity Real Property, the Seller shall, within thirty (30) days upon the service of the cancellation notice, refund to the Buyer the purchase price already paid by the Buyer, together with interest accrued thereon at the term deposit rate announced by the People’s Bank of China for the same period.

In the case that the Buyer elects not to return the Commodity Real Property, if the internal floor area actually measured exceeds the estimated, the purchase price corresponding to additional internal floor area below the absolute error of 3% (inclusive) shall be paid by the Buyer, and the price of additional area above the absolute error of 3% shall be assumed by the Seller, with the property ownership of the entire Commodity Real Property held by the Buyer. If the internal floor area actually measured is less than the estimated, the Seller shall refund to the Buyer the price corresponding to the area difference below 3% (inclusive), and twice the price corresponding to the area difference above 3%.

Absolute Error in Internal Floor Area = (Internal floor area actually measured - Estimated internal floor area) / Estimated internal floor area × 100%

2.	Where pricing is based on floor area as agreed in Article 5, the Parties agree that the following principles shall apply in determining the purchase price:

(1)	If, in terms of both floor area and internal floor area, the absolute error is below 3% (inclusive), the price of the Commodity Real Property shall be settled based on the Actual Area;

(2)	If, in terms of either floor area or internal floor area, the absolute error exceeds 3% (inclusive), the Buyer shall have the right to return the Commodity Real Property.

If the Buyer elects to return the Commodity Real Property, the Seller shall, within thirty (30) days upon the service of the cancellation notice, refund to the Buyer the purchase price paid by the Buyer, together with interest accrued thereon at the X (interest rate).

In the case that the Buyer elects not to return the Commodity Real Property, if the Actual Area exceeds the estimated, the purchase price corresponding to additional area below the absolute error of 3% (inclusive) shall be paid by the Buyer, and the price of additional area above the absolute error of 3% shall be assumed by the Seller, with the property ownership of the entire Commodity Real Property held by the Buyer. If the Actual Area is less than the agreed area, the Seller shall refund to the Buyer the price corresponding to the area difference below 3% (inclusive), and twice the price corresponding to the area difference above 3%.

Absolute Error in Floor Area = (Actual Area - Estimated floor area) / Estimated floor area × 100%

3.	The Parties otherwise agree as follows:

x

x.

Article XV Handover Procedure

(I).	If and when the Commodity Real Property conforms to the delivery conditions agreed in Article 11, the Seller shall, seven (7) days prior to the delivery date, notify the Buyer in writing of the time and place of delivery, as well as certificates to be present in order to complete the handover procedure. At the time of acceptance and handover of the Commodity Real Property, the Seller shall produce the certification documents set out in Article 11 and satisfy such other conditions as stipulated in Article 11. In the case that the Seller fails to produce any or all of such documentation, or the Seller fails to satisfy such other conditions as agreed in Article 11, the Buyer shall have the right to refuse to accept the Commodity Real Property, in which case, the Seller shall be liable for overdue delivery of the Commodity Real Property and the provisions of Article 13 shall apply.

(II).	After the Commodity Real Property is accepted and handed over, the Parties hereto shall sign a Commodity Real Property Handover List. The Parties hereto agree that, if the handover procedure fails to be completed on schedule due to reasons attributable to the Buyer, the provisions stated below shall apply:

1. The Commodity Real Property shall be deemed to have met the delivery conditions and delivered to the Buyer.

2. The Seller shall take custody of the Commodity Real Property for and on behalf of the Buyer until the Buyer takes over the Commodity Real Property.

3. The Buyer shall be liable for costs incurred during the period of custody (including, without limitation, property management fees), and shall first settle the said costs before taking over the Commodity Real Property.

4. If the Buyer fails to take over the Commodity Real Property within one year of the delivery date, the Seller shall have the right to unilaterally terminate this Contract. Upon termination, the ownership of the Commodity Real Property shall belong to the Seller and the purchase price paid by the Buyer shall be refunded (without interest) after deduction therefrom of, without limitation, custody costs, property management fees, heating expenses and a default penalty equal to 3% of the total purchase price, etc.

(III).	The Parties agree that taxes and charges will be paid in accordance with the method stipulated in paragraph 2 below:

1.	The Seller shall not require that payment of taxes and charges by the Buyer be a prerequisite condition for delivery of the Commodity Real Property.

x.

2.	The Buyer agrees to entrust the Seller or the agencies appointed by the Seller to pay on its behalf taxes and charges listed in paragraphs 2, 5, 6, x, x, x below, and shall pay such taxes and charges to the Seller or the agencies appointed by the Seller at the time of taking over the Commodity Real Property.

(1)	Special maintenance fund;

(2)	Deed tax;

(3)	Property management fees agreed in Article 22;

(4)	Heating expenses;

(5)	Fees to agencies engaged to complete formalities for the ownership of the Commodity Real Property.

(6)	Other costs and expenses incurred in obtaining the ownership of the Commodity Real Property.

3.	The Buyer agrees to pay taxes and charges listed in paragraphs x, x, x, x, x, x below to the competent authorities by itself and to produce relevant payment certificates to the Seller at the time of acceptance of the Commodity Real Property.

(1)	Special maintenance fund;

(2)	Deed tax;

(3)	Property management fees agreed in Article 22;

(4)	Heating expenses;

(5)	x.

(6)	x.

Article XVI Provisions on Quality, Decoration and Equipment Standards for the Commodity Real Property

(I).	The Seller undertakes that qualified building materials and accessories will be used to construct the Commodity Real Property and the Commodity Real Property will comply with the national and municipal norms and standards on construction quality and the requirements of design drawings.

(II).	The Seller and Buyer agree as follows:

1.	If the quality of the foundation and main structure of the Commodity Real Property is proved unqualified upon inspection, the Buyer shall have the right to return the Commodity Real Property, in which case, the Seller shall, within sixty (60) days upon the service of the notice on returning the Commodity Real Property, refund in full to the Buyer the purchase price already paid, together with interest accrued thereon at the term deposit rate announced by the People’s Bank of China for the same period, and where losses are caused to the Buyer, the Seller shall be liable for compensation. Inspection fees incurred thereby shall be assumed by the Seller.

If the Buyer elects to continue to perform this Contract, the Parties shall otherwise enter into a supplementary agreement.

x.

2.	If the indoor air quality of the Commodity Real Property fails to meet the national standards upon inspection, the Buyer shall, within sixty (60) days upon the delivery of the Commodity Real Property (this period shall not be less than sixty (60) days), have the right to return the Commodity Real Property. If the Buyer elects to return the Commodity Real Property, the Seller shall, within sixty (60) days upon the service of the notice on returning the Commodity Real Property, refund in full to the Buyer the purchase price already, together with interest accrued thereon at the term deposit rate announced by the People’s Bank of China for the same period, and where losses are caused to the Buyer, the Seller shall be liable for compensation. Inspection fees incurred thereby shall be assumed by the Seller.

If the Buyer elects not to return the Commodity or more than sixty (60) days has elapsed after the delivery of the Commodity Real Property, the Buyer and the Seller shall otherwise enter into a supplementary agreement.

x

3.	At the time of delivery, the Commodity Real Property shall have been proved qualified upon inspections by the relevant engineering, surveying, design, construction and supervision agencies, respectively. The Seller shall inspect and examine the Commodity Real Property together with the Buyer. The Parties agree that, if any issues arise, the provisions set out in paragraph (2) below shall apply:

(1)	The Seller shall deliver the repaired Commodity Real Property within x days, and shall assume liabilities for overdue delivery of the Commodity Real Property as agreed in Article 13.

x

(2)	The Seller shall repair, at its own costs and in accordance with the national and municipal norms and standards on construction quality, the Commodity Real Property within X days upon the delivery of the Commodity Real Property. The Seller shall be liable for compensation to the Buyer for any and all losses sustained by the Buyer.

(3)	In respect of qualify defects that are recognized and confirmed by the Parties, the Seller shall be liable for making corrections, at its own cost, in accordance with the national and municipal norms and standards after delivering the Commodity Real Property.

4.	Decoration and equipment in relation to the Commodity Real Property delivered by the Seller shall comply with the standards agreed by the Parties, failing which, the Buyer shall have the right to require the Seller to assume such liabilities as set out in paragraph (2) below:

(1)	The Seller shall compensate twice the price difference in terms of decoration and equipment.

(2)	The Seller shall re-decorate and re-equip the Commodity Real Property in compliance with the standards agreed by the Parties.

(3)	x.

Please see Appendix 6 for specific standards on decoration and equipment.

(III).	In the case of any dispute arising between the Buyer and the Seller in terms of construction quality, either of the Parties may entrust a quality inspection institute with competent qualifications to carry out an inspection, and both Parties shall be obliged to provide assistance and cooperation in the course of inspection.

x.

Article XVII Warranty Responsibilities for Residential Property

(I).	If the Commodity Real Property is intended for residential purposes, the Seller shall, from the delivery of the Commodity Real Property, assume relevant warranty responsibilities in accordance with the undertakings in the Quality Warranty of Residential Property.

If the Commodity Real Property is intended for non-residential purposes, the Parties shall enter into a supplementary agreement to specify the scope, period and responsibilities of warranty in detail.

(II).	For any quality problem of the Commodity Real Property occurring within the scope and period of warranty, if the Parties reach an agreement on the cancellation of purchase of the Commodity Real Property, such agreement shall apply; if no such agreement has been reached, however, the Seller shall perform its warranty obligations and the Buyer shall provide cooperation thereto. The Seller shall not be responsible for any and all damage caused by reasons not attributable to the Seller.

Article XVIII Energy Efficiency

If intended for residential purposes, the Commodity Real Property shall conform to the relevant national regulations on energy efficiency of buildings and the requirements under the Energy-Saving Design Standards for Residential Buildings (DBJ01-602-2004) promulgated by the Beijing Municipal Commission of Urban Planning and the Beijing Municipal Commission of Construction, failing which, the Seller shall, at its own cost, take additional energy-saving measures to satisfy the requirements under the said Standards, and shall be liable for compensation for any and all losses suffered by the Buyer as a result thereof.

Article XIX Undertakings on Use

During its occupancy of the Commodity Real Property, the Buyer shall not alter the main structure, load-bearing structure and purpose of the Commodity Real Property without authorization. Except as otherwise agreed in this Contract and supplements and appendices hereto, the Buyer shall have the right, during its occupancy of the Commodity Real Property, to use common areas and facilities in relation to the Commodity Real Property together with other property rights owners, and shall assume responsibilities in proportion to its share of common areas and common rooms.

The Seller shall not change the intended use of common areas and facilities in relation to the Commodity Real Property without permission.

x.

Article XX Registration of Property Ownership

(I).	Initial Registration

The Seller shall, prior to January 7, 2012, obtain the property ownership certificate in respect of the building comprising the Commodity Real Property. If the Seller fails to obtain such property ownership certificate within the timeframe agreed in this clause due to reasons attributable to the Seller, the Partier agree that the provisions of paragraph 1 below shall apply:

1.	The Buyer shall have the right to return the Commodity Real Property. If the Buyer elects to return the Commodity Real Property, the Seller shall, within thirty (30) days upon the service of the notice on returning the Commodity Real Property, refund to the Buyer the full amount of purchase price paid by the Buyer, along with a default penalty equal to 3 % thereof. If the Buyer elects not to return the Commodity Real Property, this Contract shall continue to be performed, in which case, the Seller shall pay a default penalty, at a daily rate of 0.02% of the total price that the Buyer has paid from the day immediately next to the date when the Seller should have obtained the property ownership certificate to the actual date of obtainment, to the Buyer within thirty (30) days after such property ownership certificate has been obtained.

2.	X.

(II).	Transfer Registration

1.	Upon the delivery of the Commodity Real Property, the Parties agree that the provisions in paragraph (2) below shall apply:

(1)	The Parties agree to make a joint effort in applying for registration of ownership transfer in respect of the Commodity Real Property with the competent property ownership registration authority.

(2)	The Buyer agrees to entrust Beijing Xinli Anda Real Estate Brokerage Co., Ltd. to apply for registration of ownership transfer in respect of the Commodity Real Property with the competent property ownership registration authority, with a commission of RMB one thousand and two hundred (in words).

2.	If the Buyer fails to obtain the property ownership certificate of the Commodity Real Property within seven hundred and twenty (720) days upon the actual delivery due to reasons imputable to the Seller, the Parties agree that the following paragraph (1) shall apply:

(1)	The Buyer shall have the right to return the Commodity Real Property, in which case, the Seller shall, within thirty (30) days upon the service of the notice on returning the Commodity Real Property, refund to the Buyer the full amount of purchase price paid by the Buyer, along with interest accrued thereon at the term deposit rate announced by the People’s Bank of China for the same period. If the Buyer elects not to return the Commodity Real Property, the Seller shall pay a default penalty, at a daily rate of 0.02% of the total price that the Buyer has paid from the day immediately next to the date when the Seller should have obtained the property ownership certificate to the actual date of obtainment, to the Buyer within thirty (30) days after such property ownership certificate has been obtained.

(2)	X.

Article XXI Provisions on the Rights and Interests of Co-owners

1.	The right to use the roof of the building comprising the Commodity Real Property shall be vested in all property owners of such building.

2.	The right to use the exterior wall surfaces of the building comprising the Commodity Real Property shall be vested in all property owners of such building.

3.	The Seller shall have the right to use, and may erect or post advertising signs on, the roof and exterior wall surfaces of the building, free of charge, provided that the Seller shall ensure that, in the coursing of installation, no damage will be caused to the quality or structural safety of the roof and exterior wall surfaces and the normal office use of the Commodity Real Property will not be interrupted.

4.	The Seller shall have the right to name the building and construction project comprising the Commodity Real Property.

Article XXII Provisions on Auxiliary Buildings and Constructions

The Parties agree that, for auxiliary buildings and constructions such as underground garage pertaining to the Commodity Real Property, the provisions of paragraph 2 below shall apply.

1.	When selling the Commodity Real Property, the Seller shall transfer such auxiliary components of the Commodity Real Property as X, X, X and X, alone with the Commodity Real Property.

2.	When selling the Commodity Real Property, the Seller shall not be required to transfer such auxiliary components of the Commodity Real Property as the underground garage, X, X and X, together with the Commodity Real Property.

Article XXIII Property Management Services at the Initial Stage

(I).	The property manager legally selected and engaged by the Seller is: Beijing Fangheng First Pacific Property Management Co., Ltd., with its number of qualification certificate being: Jing Wu Qi Zi 3 (2010) No. 0059.

(II).

During the initial stage, the price of property management services is RMB 23.9/month/m2 (floor area), which shall include cleaning fee, public order maintenance fee, expenses for daily maintenance of common areas, facilities and equipment, greening area maintenance expenses, comprehensive management fee, all energy costs for common areas , heating expenses for all areas where property management services are available (including client areas), air conditioning expenses (incurred within a specified period of time) for all areas where property management services are available (including client areas).

The ground parking fee is RMB 150/month/vehicle and the underground parking fee is specified in Appendix 8.

(III).	The property manager shall collect property management fees as agreed in paragraph 3 below.

1.	The property management fees shall be collected on an annual basis, and the Buyer shall pay the same prior to X (date) of each year.

2.	The property management fees shall be collected on a semi-annual basis, and the Buyer shall make a payment prior to X and X (dates) of each year, respectively.

3.	The property management fees shall be collected on a quarterly basis, and the Buyer shall make a payment prior to January 31, April 30, July 31 and October 31 of each year, respectively.

(IV).	The provisions of the property management agreement and those of the provisional owners’ agreement are included in Appendix 7. The Buyer has carefully read all provisions of the property management agreement and of the provisional owners’ agreement contained in Appendix 7, and agrees to accept the property management services provided by the property manager legally selected and engaged by the Seller at the initial stage and to abide by the provisional owners’ agreement.

Article XXIV Specific Maintenance Fund

If the Buyer entrusts the Seller to pay the specific maintenance fund on its behalf, the Seller shall, within x days following the date of entrustment, submit to the Buyer the receipt of payment of specific maintenance fund.

If the Buyer pays the specific maintenance fund itself, the Buyer shall, within x days following the delivery of the Commodity Real Property, present the receipt of payment of the specific maintenance fund to the property manager.

Article XXV Force Majeure

If a Party fails to perform this Contract due to a force majeure event, it shall be exempt from liabilities for non-performance, in whole or in part, depending on the impact of such force majeure event, provided that the Party who has been prevented from performing this Contract due to the force majeure event shall timely notify the other Party of the occurrence, and produce certificates thereof within thirty (30) days following the end, of such force majeure event.

Article XXVI Dispute Resolution

Any dispute arising out of the performance of this Contract shall be resolved by the Parties through consultation, failing which, the dispute shall be resolved in accordance with the provisions in paragraph 2 below:

1.	to submit the dispute to x Arbitration Commission for arbitration.

2.	to file an action in a People’s Court according to law.

Article XXVII This Contract shall become effective upon being signed and stamped by the Parties. The Parties may enter into supplementary agreements on matters not contained, not expressly specified or not applicable hereunder provided, however, that where the liability of the Seller is unreasonably alleviated or waived, or the liability of the Buyer is unreasonably aggravated or its major rights precluded, in the supplementary agreement(s), this Contract shall prevail. This Contract may be terminated in writing. Appendices and supplementary agreement(s) hereto shall have the same legal force and effect as this Contract.

Article XXVIII This Contract and appendices hereto, for a total length of thirty-four pages (Note: thirty-four is the page number of the Chinese version), shall be made in quadruplicate, of which three (3) copies will be held by the Seller, one (1) copy by the Buyer,      copy by     , and x copy by x. All counterparts shall be equally authentic.

Article XXIX The Seller shall fulfill formalities for online registration of this Contract at the Beijing Real Estate Trading Management System after it has been signed and stamped by both Parties, and shall submit a hard copy of the official stamped Online Registration Form.

Formalities for online registration of commodity real property pre-sale contracts shall be completed within seven (7) days.

Seller (seal):	Beijing Fangheng Land Co., Ltd.	Buyer (seal):	AutoNavi Software Co., Ltd.

/seal/	/seal/

Legal representative:	Legal representative: /s/ Hou Jun

Authorized Agent (seal): /s/ Wu Li	Person in Charge:

Entrusted Sales Agency (seal):	Authorized Agent (seal): /s/ Gao Jie

Date: [Y/M/D]	Date: September 7, 2010

Place:	Place:

Material Terms of Real Property Pre-sale Contracts regarding Purchase of Office Space in Focus Square

In September 2010, we entered into a total of 36 commodity real property pre-sale contracts to purchase a sum of 4,900 m2 of office space in the Focus Square. Save for differences in terms of location, floor area and price of the relevant properties, other main terms of these 36 commodity real property pre-sale contracts are identical. Please see below the material terms that are different in the 36 commodity real property pre-sale contracts:

Item	No. of Contract	Signed by	Execution Date	Cover Page - Location of Property & Article III General Information	Article V Pricing Method and Purchase Price
1	Y1054445	AutoNavi Information and Technology Co., Ltd.	Sep 6, 2010

(1)     The property is located at: at: Room 1201, 11/F, Building Complex A3, Section A, Plot #6-#10, Zone B, Wangjing New City, Chaoyang District.

(2)     The property covers a floor area of 171.12 square meters, including an internal floor area of 107.13 square meters and shared common areas and public rooms of 63.99 square meters.

Based on internal floor area and a unit price of RMB 44,824.8 per square meter, the total purchase price of the property is RMB four million eight hundred and two thousand and eighty-one.

2	Y1056282	AutoNavi Information and Technology Co., Ltd.	Sep 6, 2010

(1)     The property is located at: at: Room 1202, 11/F, Building Complex A3, Section A, Plot #6-#10, Zone B, Wangjing New City, Chaoyang District.

(2)     The property covers a floor area of 113.53 square meters, including an internal floor area of 71.08 square meters and shared common areas and public rooms of 42.45 square meters.

Based on internal floor area and a unit price of RMB 46,013.31 per square meter, the total purchase price of the property is RMB three million two hundred and seventy thousand six hundred and twenty-six.

1 / 16

3	Y1056289	AutoNavi Information and Technology Co., Ltd.	Sep 6, 2010

(1)     The property is located at: at: Room 1203, 11/F, Building Complex A3, Section A, Plot #6-#10, Zone B, Wangjing New City, Chaoyang District.

(2)     The property covers a floor area of 113.53 square meters, including an internal floor area of 71.08 square meters and shared common areas and public rooms of 42.45 square meters.

Based on internal floor area and a unit price of RMB 46,004.01 per square meter, the total purchase price of the property is RMB three million two hundred and sixty-nine thousand nine hundred and sixty-five.

4	Y1056293	AutoNavi Information and Technology Co., Ltd.	Sep 6, 2010

(1)     The property is located at: Room 1205, 11/F, Building Complex A3, Section A, Plot #6-#10, Zone B, Wangjing New City, Chaoyang District.

(2)     The property covers a floor area of 171.12 square meters, including an internal floor area of 107.13 square meters and shared common areas and public rooms of 63.99 square meters.

Based on internal floor area and a unit price of RMB 44,233.79 per square meter, the total purchase price of the property is RMB four million seven hundred and thirty-eight thousand seven hundred and sixty-six.

2 / 16

5	Y1056295	AutoNavi Software Co., Ltd.	Sep 7, 2010

(1)     The property is located at: Room 1608, 13/F, Building Complex A3, Section A, Plot #6-#10, Zone B, Wangjing New City, Chaoyang District.

(2)     The property covers a floor area of 171.12 square meters, including an internal floor area of 107.13 square meters and shared common areas and public rooms of 63.99 square meters.

Based on internal floor area and a unit price of RMB 45,046.43 per square meter, the total purchase price of the property is RMB four million eight hundred and twenty-five thousand eight hundred and twenty-four.

6	Y1056328	AutoNavi Software Co., Ltd.	Sep 7, 2010

(1)     The property is located at: Room 1609, 13/F, Building Complex A3, Section A, Plot #6-#10, Zone B, Wangjing New City, Chaoyang District.

(2)     The property covers a floor area of 113.53 square meters, including an internal floor area of 71.08 square meters and shared common areas and public rooms of 42.45 square meters.

Based on internal floor area and a unit price of RMB 44,969.81 per square meter, the total purchase price of the property is RMB three million one hundred and ninety-six thousand four hundred and fifty-four.

3 / 16

7	Y1056344	AutoNavi Software Co., Ltd.	Sep 7, 2010

(1)     The property is located at: Room 1610, 13/F, Building Complex A3, Section A, Plot #6-#10, Zone B, Wangjing New City, Chaoyang District.

(2)     The property covers a floor area of 113.53 square meters, including an internal floor area of 71.08 square meters and shared common areas and public rooms of 42.45 square meters.

Based on internal floor area and a unit price of RMB 45,265.29 per square meter, the total purchase price of the property is RMB three million two hundred and seventeen thousand four hundred and fifty-seven.

8	Y1056349	AutoNavi Software Co., Ltd.	Sep 7, 2010

(1)     The property is located at: Room 1611, 13/F, Building Complex A3, Section A, Plot #6-#10, Zone B, Wangjing New City, Chaoyang District.

(2)     The property covers a floor area of 171.12 square meters, including an internal floor area of 107.13 square meters and shared common areas and public rooms of 63.99 square meters.

Based on internal floor area and a unit price of RMB 44,750.92 per square meter, the total purchase price of the property is RMB four million seven hundred and ninety-four thousand one hundred and sixty-six.

9	Y1056365	AutoNavi Software Co., Ltd.	Sep 7, 2010

(1)     The property is located at: Room 1612, 13/F, Building Complex A3, Section A, Plot #6-#10, Zone B, Wangjing New City, Chaoyang District.

(2)     The property covers a floor area of 120.64 square meters, including an internal floor area of 75.53 square meters and shared common areas and public rooms of 45.11 square meters.

Based on internal floor area and a unit price of RMB 45,118.44 per square meter, the total purchase price of the property is RMB three million four hundred and seven thousand seven hundred and ninety-six.

4 / 16

10	Y1056370	AutoNavi Information and Technology Co., Ltd.	Sep 6, 2010

(1)     The property is located at: Room 1206, 11/F, Building Complex A3, Section A, Plot #6-#10, Zone B, Wangjing New City, Chaoyang District.

(2)     The property covers a floor area of 120.64 square meters, including an internal floor area of 75.53 square meters and shared common areas and public rooms of 45.11 square meters.

Based on internal floor area and a unit price of RMB 44,749.08 per square meter, the total purchase price of the property is RMB three million three hundred and seventy-nine thousand eight hundred and ninety-eight.
11	Y1056372	AutoNavi Software Co., Ltd.	Sep 7, 2010

(1)     The property is located at: Room 1615, 13/F, Building Complex A3, Section A, Plot #6-#10, Zone B, Wangjing New City, Chaoyang District.

(2)     The property covers a floor area of 120.64 square meters, including an internal floor area of 75.53 square meters and shared common areas and public rooms of 45.11 square meters.

Based on internal floor area and a unit price of RMB 45,118.44 per square meter, the total purchase price of the property is RMB three million four hundred and seven thousand seven hundred and ninety-six.

5 / 16

12	Y1056378	AutoNavi Information and Technology Co., Ltd.	Sep 6, 2010

(1)     The property is located at: Room 1207, 11/F, Building Complex A3, Section A, Plot #6-#10, Zone B, Wangjing New City, Chaoyang District.

(2)     The property covers a floor area of 120.64 square meters, including an internal floor area of 75.53 square meters and shared common areas and public rooms of 45.11 square meters.

Based on internal floor area and a unit price of RMB 44,379.72 per square meter, the total purchase price of the property is RMB three million three hundred and fifty-two thousand.
13	Y1056386	AutoNavi Information and Technology Co., Ltd.	Sep 6, 2010

(1)     The property is located at: Room 1208, 11/F, Building Complex A3, Section A, Plot #6-#10, Zone B, Wangjing New City, Chaoyang District.

(2)     The property covers a floor area of 171.12 square meters, including an internal floor area of 107.13 square meters and shared common areas and public rooms of 63.99 square meters.

Based on internal floor area and a unit price of RMB 44,307.67 per square meter, the total purchase price of the property is RMB four million seven hundred and forty-six thousand six hundred and eighty-one.

6 / 16

14	Y1056394	AutoNavi Information and Technology Co., Ltd.	Sep 6, 2010

(1)     The property is located at: Room 1209, 11/F, Building Complex A3, Section A, Plot #6-#10, Zone B, Wangjing New City, Chaoyang District.

(2)     The property covers a floor area of 113.53 square meters, including an internal floor area of 71.08 square meters and shared common areas and public rooms of 42.45 square meters.

Based on internal floor area and a unit price of RMB 44,378.84 per square meter, the total purchase price of the property is RMB three million one hundred and fifty-four thousand four hundred and forty-eight.
15	Y1056400	AutoNavi Information and Technology Co., Ltd.	Sep 6, 2010

(1)     The property is located at: Room 1210, 11/F, Building Complex A3, Section A, Plot #6-#10, Zone B, Wangjing New City, Chaoyang District.

(2)     The property covers a floor area of 113.53 square meters, including an internal floor area of 71.08 square meters and shared common areas and public rooms of 42.45 square meters.

Based on internal floor area and a unit price of RMB 44,674.32 per square meter, the total purchase price of the property is RMB three million one hundred and seventy-five thousand four hundred and fifty-one.
16	Y1056402	AutoNavi Information and Technology Co., Ltd.	Sep 6, 2010

(1)     The property is located at: Room 1211, 11/F, Building Complex A3, Section A, Plot #6-#10, Zone B, Wangjing New City, Chaoyang District.

(2)     The property covers a floor area of 171.12 square meters, including an internal floor area of 107.13 square meters and shared common areas and public rooms of 63.99 square meters.

Based on internal floor area and a unit price of RMB 44,159.92 per square meter, the total purchase price of the property is RMB four million seven hundred and thirty thousand eight hundred and fifty-two.

7 / 16

17	Y1056404	AutoNavi Information and Technology Co., Ltd.	Sep 6, 2010

(1)     The property is located at: Room 1212, 11/F, Building Complex A3, Section A, Plot #6-#10, Zone B, Wangjing New City, Chaoyang District.

(2)     The property covers a floor area of 120.64 square meters, including an internal floor area of 75.53 square meters and shared common areas and public rooms of 45.11 square meters.

Based on internal floor area and a unit price of RMB 44,527.47 per square meter, the total purchase price of the property is RMB three million three hundred and sixty-three thousand one hundred and sixty.
18	Y1056408	AutoNavi Information and Technology Co., Ltd.	Sep 6, 2010

(1)     The property is located at: Room 1215, 11/F, Building Complex A3, Section A, Plot #6-#10, Zone B, Wangjing New City, Chaoyang District.

(2)     The property covers a floor area of 120.64 square meters, including an internal floor area of 75.53 square meters and shared common areas and public rooms of 45.11 square meters.

Based on internal floor area and a unit price of RMB 44,527.47 per square meter, the total purchase price of the property is RMB three million three hundred and sixty-three thousand one hundred and sixty.

8 / 16

19	Y1056468	AutoNavi Software Co., Ltd.	Sep 7, 2010

(1)     The property is located at: Room 1501, 12/F, Building Complex A3, Section A, Plot #6-#10, Zone B, Wangjing New City, Chaoyang District.

(2)     The property covers a floor area of 171.12 square meters, including an internal floor area of 107.13 square meters and shared common areas and public rooms of 63.99 square meters.

Based on internal floor area and a unit price of RMB 45,120.3 per square meter, the total purchase price of the property is RMB four million eight hundred and thirty-three thousand seven hundred and thirty-eight.
20	Y1056469	AutoNavi Software Co., Ltd.	Sep 7, 2010

(1)     The property is located at: Room 1502, 12/F, Building Complex A3, Section A, Plot #6-#10, Zone B, Wangjing New City, Chaoyang District.

(2)     The property covers a floor area of 113.53 square meters, including an internal floor area of 71.08 square meters and shared common areas and public rooms of 42.45 square meters.

Based on internal floor area and a unit price of RMB 46,299.49 per square meter, the total purchase price of the property is RMB three million two hundred and ninety thousand nine hundred and sixty-eight.

9 / 16

21	Y1056470	AutoNavi Software Co., Ltd.	Sep 7, 2010

(1)     The property is located at: Room 1503, 12/F, Building Complex A3, Section A, Plot #6-#10, Zone B, Wangjing New City, Chaoyang District.

(2)     The property covers a floor area of 113.53 square meters, including an internal floor area of 71.08 square meters and shared common areas and public rooms of 42.45 square meters.

Based on internal floor area and a unit price of RMB 46,299.49 per square meter, the total purchase price of the property is RMB three million two hundred and ninety thousand nine hundred and sixty-eight.
22	Y1056471	AutoNavi Software Co., Ltd.	Sep 7, 2010

(1)     The property is located at: Room 1505, 12/F, Building Complex A3, Section A, Plot #6-#10, Zone B, Wangjing New City, Chaoyang District.

(2)     The property covers a floor area of 171.12 square meters, including an internal floor area of 107.13 square meters and shared common areas and public rooms of 63.99 square meters.

Based on internal floor area and a unit price of RMB 44,529.29 per square meter, the total purchase price of the property is RMB four million seven hundred and seventy thousand four hundred and twenty-three.
23	Y1056472	AutoNavi Software Co., Ltd.	Sep 7, 2010

(1)     The property is located at: Room 1506, 12/F, Building Complex A3, Section A, Plot #6-#10, Zone B, Wangjing New City, Chaoyang District.

(2)     The property covers a floor area of 120.64 square meters, including an internal floor area of 75.53 square meters and shared common areas and public rooms of 45.11 square meters.

Based on internal floor area and a unit price of RMB 45,042.31 per square meter, the total purchase price of the property is RMB three million four hundred and two thousand and forty-six.

10 / 16

24	Y1056473	AutoNavi Software Co., Ltd.	Sep 7, 2010

(1)     The property is located at: Room 1507, 12/F, Building Complex A3, Section A, Plot #6-#10, Zone B, Wangjing New City, Chaoyang District.

(2)     The property covers a floor area of 120.64 square meters, including an internal floor area of 75.53 square meters and shared common areas and public rooms of 45.11 square meters.

Based on internal floor area and a unit price of RMB 44,675.22 per square meter, the total purchase price of the property is RMB three million three hundred and seventy-four thousand three hundred and nineteen.

25	Y1056474	AutoNavi Software Co., Ltd.	Sep 7, 2010

(1)     The property is located at: Room 1508, 12/F, Building Complex A3, Section A, Plot #6-#10, Zone B, Wangjing New City, Chaoyang District.

(2)     The property covers a floor area of 171.12 square meters, including an internal floor area of 107.13 square meters and shared common areas and public rooms of 63.99 square meters.

Based on internal floor area and a unit price of RMB 44,750.92 per square meter, the total purchase price of the property is RMB four million seven hundred and ninety-four thousand one hundred and sixty-six.

11 / 16

26	Y1056475	AutoNavi Software Co., Ltd.	Sep 7, 2010

(1)     The property is located at: Room 1509, 12/F, Building Complex A3, Section A, Plot #6-#10, Zone B, Wangjing New City, Chaoyang District.

(2)     The property covers a floor area of 113.53 square meters, including an internal floor area of 71.08 square meters and shared common areas and public rooms of 42.45 square meters.

Based on internal floor area and a unit price of RMB 44,674.32 per square meter, the total purchase price of the property is RMB three million one hundred and seventy-five thousand four hundred and fifty-one.

27	Y1056476	AutoNavi Software Co., Ltd.	Sep 7, 2010

(1)     The property is located at: Room 1510, 12/F, Building Complex A3, Section A, Plot #6-#10, Zone B, Wangjing New City, Chaoyang District.

(2)     The property covers a floor area of 113.53 square meters, including an internal floor area of 71.08 square meters and shared common areas and public rooms of 42.45 square meters.

Based on internal floor area and a unit price of RMB 44,969.81 per square meter, the total purchase price of the property is RMB three million one hundred and ninety-six thousand four hundred and fifty-four.

12 / 16

28	Y1056477	AutoNavi Software Co., Ltd.	Sep 7, 2010

(1)     The property is located at: Room 1511, 12/F, Building Complex A3, Section A, Plot #6-#10, Zone B, Wangjing New City, Chaoyang District.

(2)     The property covers a floor area of 171.12 square meters, including an internal floor area of 107.13 square meters and shared common areas and public rooms of 63.99 square meters.

Based on internal floor area and a unit price of RMB 44,455.42 per square meter, the total purchase price of the property is RMB four million seven hundred and sixty-two thousand five hundred and nine.

29	Y1056478	AutoNavi Software Co., Ltd.	Sep 7, 2010

(1)     The property is located at: Room 1512, 12/F, Building Complex A3, Section A, Plot #6-#10, Zone B, Wangjing New City, Chaoyang District.

(2)     The property covers a floor area of 120.64 square meters, including an internal floor area of 75.53 square meters and shared common areas and public rooms of 45.11 square meters.

Based on internal floor area and a unit price of RMB 44,822.96 per square meter, the total purchase price of the property is RMB three million three hundred and eight-five thousand four hundred and seventy-eight.

30	Y1056479	AutoNavi Software Co., Ltd.	Sep 7, 2010

(1)     The property is located at: Room 1515, 12/F, Building Complex A3, Section A, Plot #6-#10, Zone B, Wangjing New City, Chaoyang District.

(2)     The property covers a floor area of 120.64 square meters, including an internal floor area of 75.53 square meters and shared common areas and public rooms of 45.11 square meters.

Based on internal floor area and a unit price of RMB 44,822.96 per square meter, the total purchase price of the property is RMB three million three hundred and eight-five thousand four hundred and seventy-eight.

13 / 16

31	Y1056480	AutoNavi Information and Technology Co., Ltd.	Sep 7, 2010

(1)     The property is located at: Room 1601, 13/F, Building Complex A3, Section A, Plot #6-#10, Zone B, Wangjing New City, Chaoyang District.

(2)     The property covers a floor area of 171.12 square meters, including an internal floor area of 107.13 square meters and shared common areas and public rooms of 63.99 square meters.

Based on internal floor area and a unit price of RMB 45,414.21 per square meter, the total purchase price of the property is RMB four million eight hundred and sixty-five thousand two hundred and twenty-four.

32	Y1056481	AutoNavi Information and Technology Co., Ltd.	Sep 7, 2010

(1)     The property is located at: Room 1602, 13/F, Building Complex A3, Section A, Plot #6-#10, Zone B, Wangjing New City, Chaoyang District.

(2)     The property covers a floor area of 113.53 square meters, including an internal floor area of 71.08 square meters and shared common areas and public rooms of 42.45 square meters.

Based on internal floor area and a unit price of RMB 46,594.98 per square meter, the total purchase price of the property is RMB three million three hundred and eleven thousand nine hundred and seventy-one.

14 / 16

33	Y1056482	AutoNavi Information and Technology Co., Ltd.	Sep 7, 2010

(1)     The property is located at: Room 1605, 13/F, Building Complex A3, Section A, Plot #6-#10, Zone B, Wangjing New City, Chaoyang District.

(2)     The property covers a floor area of 171.12 square meters, including an internal floor area of 107.13 square meters and shared common areas and public rooms of 63.99 square meters.

Based on internal floor area and a unit price of RMB 44,824.8 per square meter, the total purchase price of the property is RMB four million eight hundred and two thousand and eighty-one.

34	Y1056483	AutoNavi Information and Technology Co., Ltd.	Sep 7, 2010

(1)     The property is located at: Room 1603, 13/F, Building Complex A3, Section A, Plot #6-#10, Zone B, Wangjing New City, Chaoyang District.

(2)     The property covers a floor area of 113.53 square meters, including an internal floor area of 71.08 square meters and shared common areas and public rooms of 42.45 square meters.

Based on internal floor area and a unit price of RMB 46,594.98 per square meter, the total purchase price of the property is RMB three million three hundred and eleven thousand nine hundred and seventy-one.

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35	Y1056484	AutoNavi Information and Technology Co., Ltd.	Sep 7, 2010

(1)     The property is located at: Room 1606, 13/F, Building Complex A3, Section A, Plot #6-#10, Zone B, Wangjing New City, Chaoyang District.

(2)     The property covers a floor area of 120.64 square meters, including an internal floor area of 75.53 square meters and shared common areas and public rooms of 45.11 square meters.

Based on internal floor area and a unit price of RMB 45,340.06 per square meter, the total purchase price of the property is RMB three million four hundred and twenty-four thousand five hundred and thirty-five.

36	Y1056485	AutoNavi Information and Technology Co., Ltd.	Sep 7, 2010

(1)     The property is located at: Room 1607, 13/F, Building Complex A3, Section A, Plot #6-#10, Zone B, Wangjing New City, Chaoyang District.

(2)     The property covers a floor area of 120.64 square meters, including an internal floor area of 75.53 square meters and shared common areas and public rooms of 45.11 square meters.

Based on internal floor area and a unit price of RMB 44,970.7 per square meter, the total purchase price of the property is RMB three million three hundred and ninety-six thousand six hundred and thirty-seven.

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